UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

 _______________________________

FORM 8-K

__________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2021

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Athira Pharma, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-39503	45-3368487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18706 North Creek Parkway, Suite 104
Bothell, WA 98011

(Address of principal executive offices, including zip code)

(425) 620-8501

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

 _________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ATHA	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act).   ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 27, 2021, Athira Pharma, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, 24,871,871 shares of the Company’s common stock, or approximately 67% of the total shares entitled to vote, were present virtually or by proxy and voted on the following proposals, which are described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission (the “SEC”) on April 16, 2021:

Proposal One – Election of Class I Directors. The following nominees were elected as Class I directors to serve until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified.

Nominee	For	Withhold	Broker Non-Votes
Tadataka Yamada, M.D.	16,341,870	4,067,024	4,462,977
Leen Kawas, Ph.D.	17,972,262	2,436,632	4,462,977
Barbara Kosacz	19,961,742	447,152	4,462,977

Proposal Two – Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2021 was ratified.

For	Against	Abstain
24,862,289	9,471	111

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Athira Pharma, Inc.

Date:	June 1, 2021	By:	/s/ Leen Kawas
Leen Kawas
President and Chief Executive Officer

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